UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 3, 2014 (March 28, 2014)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

In accordance with the Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock of Good Times Restaurants Inc., a Nevada corporation (the “Company”), on March 28, 2014, Small Island Investments Limited converted (the “Conversion”) all 355,451 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share, into 710,902 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”).  On April 3, 2014 the Company issued a press release disclosing the Conversion.  The effects of the conversion are to eliminate the Company’s payment of dividends on the Series C Convertible Preferred Stock and to eliminate the possible need for the Company to redeem the Series C Convertible Preferred Stock for a cash payment.  The Company intends later in the year to register the issued Common Stock for resale.

The Company also reported in the press release that as of March 31, 2014, 822,800 of the Company’s warrants exercisable on or before May 16, 2014 at an exercise price of $2.50 per common share (referred to as the Company’s “B Warrants”) to purchase 411,400 shares of its Common Stock have been exercised.  As a result of the exercise of such B Warrants, the Company has received an aggregate of $1,028,500 of additional capital, which the Company intends to use for new store development.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein be reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press Release of Good Times Restaurants Inc. dated April 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: April 3, 2014	_/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Good Times Restaurants Inc. dated April 3, 2014

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